POWER OF ATTORNEY

I, the person whose signature appears below, hereby appoint

Adam H. Broome, Secretary of Cree, Inc. (the "Company"), and Tamara

Cappelson, Stock Plan Administrator of the Company, and each of them individually, as my attorneys-in-fact with the power and authority:

* to execute and file with the U.S. Securities and Exchange

  Commission on my behalf, pursuant to Section 16(a) of the

  Securities Exchange Act of 1934 and the rules thereunder,

  Statements of Changes in Beneficial Ownership on Form 4

  and Annual Statements of Changes in Beneficial Ownership

  on Form 5, and any amendments of Forms 4 and 5 previously

  filed by or for me, with respect to my service as a director and/or officer of the Company and my holdings of and

  transactions in Company securities of which I may be deemed the beneficial owner;

* to do and perform on my behalf any and all other acts necessary or desirable to complete,execute and timely file such Forms 4 and 5 and any amendments thereto with the U.S. Securities and

  Exchange Commission and, if necessary, any stock exchange or similar authority, including but not limited to the power to designate any person then serving as a director or officer of the Company to be an additional or substitute attorney-in-fact under this Power of Attorney with the same power and authority as if such person were named herein, and to take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by me, it being understood that the

  documents executed by such attorney-in-fact on my behalf

  pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his or her discretion.

The authority granted under this Power of Attorney shall continue in effect for each attorney-in-fact named above until I am no longer required to file Forms 4 and 5 with respect to my holdings of and transactions in Company securities or unless earlier revoked in a writing signed by me and delivered to such attorney-in-fact.  I acknowledge that neither the attorneys-in-fact nor the Company are assuming any of my responsibilities to comply with Section 16(a)

of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, I have signed this Power of Attorney on the date shown below.

/s/ Robert J. Potter

Signature

Robert J. Potter

Typed or Printed Name

Sept. 3, 2002

Date Signed